SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2008

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

12012 Sunset Hills Road
8th Floor
Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (703) 234-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 31, 2008, with the permission of the Committee on Foreign Investment in the United States (“CFIUS”), SI International, Inc., a Delaware corporation (the “Company”) and Serco Inc., a New Jersey Corporation (“Serco”) withdrew and resubmitted their Joint Voluntary Notice originally filed on October 1, 2008 under Section 721 of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and subsequent amendments in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated August 26, 2008, by and among the Company, Serco Group plc, a public limited company organized under the laws of England and Wales (“Serco Group”), Serco, and Matador Acquisition Corporation, a Delaware corporation and wholly-owed subsidiary of Serco Inc. (the “Merger Agreement”).  The Company and Serco resubmitted their Joint Voluntary Notice in order to provide for up to 30 additional days of CFIUS review.  The current 30-day CFIUS review period will close on December 1, 2008.  Successful completion of the CFIUS review process is one of the closing conditions set forth in the Merger Agreement.  The merger continues to be subject to, among other conditions, the approval of the Company’s stockholders.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company filed a proxy statement with the Securities and Exchange Commission on October 8, 2008 and was first mailed to the Company’s stockholders on or about October 13, 2008.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and stockholders are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov.  Requests for additional copies of our proxy statement should be directed to our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or by telephone at (877) 456-3510, or to the Company at 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190-5869, Attention: Secretary, or by telephone at (703) 234-7000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ Thomas E. Dunn
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Date: November 4, 2008